UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 2, 2016, Yahoo! Inc. (the “Company”) announced that it had begun notifying employees about plans to reduce the Company’s workforce by 15 percent and exit five offices in Dubai, Mexico City, Buenos Aires, Madrid and Milan subject to applicable laws and consultation processes. These actions are part of a strategic plan designed to simplify the Company’s business and narrow its focus and to improve operational and cost efficiency. The Company expects to incur cash charges related to the workforce reduction for severance and other related costs. The Company also expects to incur cash costs related to contract terminations and consolidation of facilities as part of the planned actions. Total charges are expected to include these cash costs and may also include non-cash charges or credits related to stock-based compensation expense and charges related to non-cash impairment costs.

The Company expects to incur most of the charges in the first half of fiscal 2016, with the remaining charges to be recognized through the end of fiscal 2016. At this time, however, the Company is unable to estimate the amount of cash and total charges, including non-cash impairment charges (if any), it will incur in connection with the planned actions.

Item 7.01	Regulation FD Disclosure.

On February 2, 2016, the Company issued a press release relating to its strategic plan.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Yahoo! Inc. press release dated February 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: February 2, 2016

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Yahoo! Inc. press release dated February 2, 2016